Exhibit 4.1

BECKMAN COULTER, INC., as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

6% Senior Notes due 2015

7% Senior Notes due 2019

Third Supplemental Indenture

Dated as of May 21, 2009

to

Senior Indenture dated as of April 25, 2001

TABLE OF CONTENTS

		Page

	ARTICLE 1
	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Definitions	2
Section 1.02.	Conflicts with Base Indenture	9

	ARTICLE 2
	FORM OF NOTES

Section 2.01.	Form of Notes	9

	ARTICLE 3
	THE NOTES

Section 3.01.	Amount; Series; Terms	9
Section 3.02.	Denominations	10
Section 3.03.	Execution, Authentication, Delivery and Dating	10
Section 3.04.	Book-entry Provisions for Global Securities	11
Section 3.05.	Additional Notes	12

	ARTICLE 4
	REDEMPTION OF SECURITIES

Section 4.01.	Optional Redemption	13
Section 4.02.	Special Mandatory Redemption	14
Section 4.03.	Repurchase of Notes Upon a Change of Control	14

	ARTICLE 5
	COVENANTS AND REMEDIES

Section 5.01.	Limitation on Liens	16
Section 5.02.	Limitation on Sale and Leaseback Transactions	19
Section 5.03.	Events of Default	20
Section 5.04.	Maintenance of Office or Agency	22
Section 5.05.	Reports by the Company	22

	ARTICLE 6
	SUPPLEMENTAL INDENTURES

Section 6.01.	Supplemental Indentures with Consent of Holders	22

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THIRD SUPPLEMENTAL INDENTURE, dated as of May 21, 2009 (“Supplemental Indenture”), to the Indenture dated as of April 25, 2001 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and among BECKMAN COULTER, INC. (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Trustee was appointed as successor trustee under the Base Indenture pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated as of December 1, 2006, among the Company, Citibank, N.A. and the Trustee;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 6% Senior Notes due 2015 (the “2015 Notes”) and a series of Securities designated as its 7% Senior Notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”), on the terms set forth herein;

WHEREAS, Article IX of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes have been done;

NOW, THEREFORE:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“2015 Notes” has the meaning specified in the recitals of this Supplemental Indenture.

“2019 Notes” has the meaning specified in the recitals of this Supplemental Indenture.

“Additional Notes” has the meaning specified in Section 3.05 of this Supplemental Indenture.

“Attributable Value,” when used with respect to any sale and leaseback transaction means, as of the time of determination, the total obligation (discounted to present value at the interest rate assumed in making calculations in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such sale and leaseback transaction.

“Base Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close or a day on which the Corporate Trust Office is authorized or obligated by law or executive order to close.

“Capital Lease Obligation” of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Stock” of any Person means (1) in the case of a corporation, corporate stock; (2) in the case of an association, limited liability company or business entity, any and all Equity Interests; (3) in the case of a partnership, partnership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its subsidiaries); (3) the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Company’s Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the adoption of a plan relating to liquidation or dissolution of the Company; or (5) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means, with respect to a series of Notes, the occurrence of both (1) a Change of Control and (2) a Rating Event.

“Company” has the meaning specified in the recitals of this Supplemental Indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 4.01 hereof, (A) the arithmetic average of the Reference

Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower); and (2) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

“Continuing Director” means as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Notes were initially issued, (2) was nominated for election to such Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Depositary” means The Depositary Trust Company.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Equipment Held for Resale” means any instrument systems and related accessories and components manufactured or assembled by or on behalf of the Company or any of its Subsidiaries that are owned by the Company or such Subsidiary and held for placement or placed (pursuant to leases, bailment arrangements or rental agreements) in facilities of the Company’s or such Subsidiary’s customers (including distributors, commission representatives, agents and their customers).

“Equity Interest” in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including limited liability company interests, limited partnership interests, or other similar interest in such Person.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of initial issuance of the Notes, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the United States accounting profession.

“Global Note” means Notes that are Global Securities (as defined in the Base Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and (4) other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent (1) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument; (2) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such service; (3) all Capital Lease Obligations of such Person; (4) all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person; (5) to the extent not otherwise included in this definition, all net obligations of such Person under all Hedging Obligations of such Person; (6) all liabilities of others of the kind described in the preceding clause (1), (2) or (3) secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof, to the extent of the value of the property subject to such Lien; and (7) to the extent not otherwise included, any Guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (6) above. “Indebtedness” of the Company and its Subsidiaries shall not include (1) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices; and (2) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due.

“Initial 2015 Notes” has the meaning set forth in Section 3.01(b).

“Initial 2019 Notes” has the meaning set forth in Section 3.01(b).

“Initial Notes” has the meaning set forth in Section 3.01(b).

“Interest Payment Date” has the meaning set forth in Section 3.01(d).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch, or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency selected by the Company.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Master Purchase Agreement” means the master purchase agreement dated as of February 27, 2009, between Olympus Corporation, as the seller, and the Company, as the purchaser, as amended from time to time.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Notes” has the meaning specified in the recitals of this Supplemental Indenture.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in The City of New York.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of Capital Stock.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means, with respect to a series of Notes, the rating on such Notes is lowered independently by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“Redemption Date,” when used with respect to any Note, means the date specified for redemption by the Company.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Supplemental Indenture.

“Reference Treasury Dealer” means any of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated or their respective affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus one other primary U.S. Government securities dealer in The City of New York selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Business Day preceding such Redemption Date.

“Regular Record Date” has the meaning set forth in Section 3.01(d).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Significant Subsidiary” means each Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act.

“Special Mandatory Redemption Date” means the earlier to occur of (1) January 30, 2010 if the proposed acquisition of the diagnostic systems portion of Olympus Corporation’s life sciences business has not been completed on or prior to January 30, 2010 or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Master Purchase Agreement.

“Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the Notes together with accrued and unpaid interest, if any, from the date of initial issuance to, but not including, the Special Mandatory Redemption Date.

“Stated Maturity” means, when used with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

“Subsidiary” of a Person means a Person more than 50% of the outstanding Voting Stock or other Equity Interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule l5c3-l(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) and that is reasonably acceptable to the Trustee as a replacement agency for one or more of Moody’s, S&P, or Fitch, as the case may be.

“Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Treasury Rate” means, with respect to any Redemption Date pursuant to Section 4.01 hereof, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.02. Conflicts with Base Indenture. In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

ARTICLE 2

FORM OF NOTES

Section 2.01. Form of Notes. The Notes shall be substantially in the forms of Exhibit A-1 and Exhibit A-2 hereto which are hereby incorporated in and expressly made a part of this Indenture.

ARTICLE 3

THE NOTES

Section 3.01. Amount; Series; Terms. (a) There is hereby created and designated two series of Securities under the Base Indenture: the title of the 2015 Notes shall be “6% Senior Notes Due 2015” and the title of the 2019 Notes shall be “7% Senior Notes Due 2019.” The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

(b) The aggregate principal amount of 2015 Notes that initially may be authenticated and delivered under this Supplemental Indenture (the “Initial 2015 Notes”) shall be limited to $250,000,000, and the aggregate principal amount of 2019 Notes that initially may be authenticated and delivered under this Supplemental Indenture (the “Initial 2019 Notes” and together with the Initial 2015 Notes, the “Initial Notes”) shall be limited to $250,000,000 subject, in each case, to increase as set forth in Section 3.05.

(c) The Stated Maturity of the 2015 Notes shall be June 1, 2015, and the Stated Maturity of the 2019 Notes shall be June 1, 2019. The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in Minneapolis, Minnesota, which shall initially be the office or agency of the Trustee.

(d) The 2015 Notes shall bear interest at the rate of 6% per annum, and the 2019 Notes shall bear interest at the rate of 7% per annum, in each case from May 21, 2009 or from the most recent date to which interest has been paid or duly provided for, as further provided in the forms of Note annexed hereto as Exhibit A-1 and Exhibit A-2, respectively. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The dates on which such interest shall be payable (each, an “Interest Payment Date”) shall be June 1 and December 1 of each year, beginning on December 1, 2009, and the “Regular Record Date” for any interest payable on each such Interest Payment Date shall be the immediately preceding May 15 and November 15, respectively. If any Interest Payment Date or the Stated Maturity of the Notes is not a Business Day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity and no further interest will accrue as a result of such delay.

(e) The Notes of each series will be issued in the form of one or more Global Securities, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 3.03 and the Base Indenture.

Section 3.02. Denominations. The Notes of each series shall be issuable only in registered form without coupons and only in denominations of $2,000 and any multiple of $1,000 in excess thereof.

Section 3.03. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

On Company Order, the Trustee shall authenticate for original issue Notes in an aggregate principal amount specified in the Company Order. The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in the Base Indenture executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04. Book-entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 204 of the Base Indenture.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security. The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Global Securities.

(b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective Nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for physical Notes in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 of the Base Indenture.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners for physical Notes pursuant to paragraph (b), the Security Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the beneficial interest in the Global Security being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more physical Notes of like tenor and principal amount of authorized denominations.

(d) In connection with a transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount at maturity of physical Notes of the same series of authorized denominations.

(e) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

Section 3.05. Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders of the Notes, create and issue pursuant to this Indenture additional Notes (“Additional Notes”) having terms and conditions set forth in Exhibit A-1 or Exhibit A-2, as applicable, identical to those of the other Notes of such series, except that Additional Notes of a series:

(i) may have a different issue date from other Outstanding Notes;

(ii) may have a different issue price from other Outstanding Notes of such series;

(iii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes of such series; and

(iv) may have terms specified in the Board Resolution or supplemental indenture for such Additional Notes making appropriate adjustments to this Article 3 and Exhibit A-1 or Exhibit A-2 (and related definitions), as applicable, in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws).

No Additional Notes of a series shall be issued, however, unless such Additional Notes will be fungible for U.S. federal income tax purposes with Notes of such series issued on the date hereof.

ARTICLE 4

REDEMPTION OF SECURITIES

Section 4.01. Optional Redemption. (a) Subject to Section 1.02 hereof, the provisions of Article XI of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, shall apply to the Notes.

(b) At any time and from time to time, the Notes of either series shall be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes to be redeemed, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) discounted to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, in the case of the 2015 Notes, and 50 basis points, in the case of the 2019 Notes, plus, in either case, accrued and unpaid interest to, but not including, the Redemption Date for such Notes.

(c) On and after the Redemption Date for a series of Notes, interest will cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Company shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes of a series are to be redeemed, the Depositary shall select the Notes to be redeemed in accordance with its operational arrangements. If the Notes are not Global Notes held by the Depositary, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided, however that in no event, shall Notes of a principal amount of $2,000 or less be redeemed in part.

(d) Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed; provided, however, that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above in clause (b), shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Section 4.02. Special Mandatory Redemption. If, for any reason, (i) the Company’s proposed acquisition of the diagnostic systems portion of Olympus Corporation’s life sciences business is not consummated on or prior to January 30, 2010 or (ii) the Master Purchase Agreement is terminated on or prior to January 30, 2010, the Company shall redeem all of the Outstanding Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price. Notice of a special mandatory redemption will be mailed promptly after the occurrence of the event triggering such redemption to the registered address of each Holder of Notes. If funds sufficient to pay the Special Mandatory Redemption Price of all of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Notes shall terminate.

Section 4.03. Repurchase of Notes Upon a Change of Control. (a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless (i) the Company shall have exercised its option to redeem such Notes as described in Section 4.01 of this Supplemental Indenture or (ii) the Company shall have mailed notice of a special mandatory redemption pursuant to Section 4.02 hereof, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to $2,000 or any multiple of $1,000 in excess thereof) of that Holder’s Notes of such series on the terms set forth in this Section 4.03 and in the Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to a series of Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders of Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

(c) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default arising as a result of a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(d) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

ARTICLE 5

COVENANTS AND REMEDIES

Section 5.01. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness of the Company or any Subsidiary secured by a Lien upon any Property, now owned or hereafter owned by the Company or any Subsidiary, without making effective provision to secure all of the Notes then outstanding by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long as such Indebtedness shall be so secured.

The foregoing restrictions shall not apply, however, to:

(1)    pre-existing Liens on Property acquired by the Company or its Subsidiaries after the date of initial issuance of the Notes;

(2)    Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the assets of such Person (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary, provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Subsidiary immediately prior thereto;

(3)    Liens on Property of a Person existing at the time such Person becomes a Subsidiary;

(4)    Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;

(5)    Liens on Property to secure all or part of the cost of acquisition, construction, development or improvement of the underlying Property, or to secure Indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than eighteen months after the later of:

(a)    the completion of the acquisition, construction, development or improvement of such Property; or

(b)    the placing in operation of such Property or of such Property as so constructed, developed or improved;

(6)    Liens granted after the date of initial issuance of the Notes created in favor of the Holders of such series of Notes;

(7)    Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company must have disposed of such Property within 180 days from the creation of such Liens and any indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary;

(8)    Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(9)    Liens to secure Indebtedness of joint ventures in which the Company or a Subsidiary has an interest, to the extent such Liens are on property or assets of, or Equity Interests in, such joint ventures;

(10)    Liens on Equipment Held for Resale;

(11)    Liens existing on the date of initial issuance of the Notes or any extension, renewal or replacement or refunding of any Lien existing on such date or referred to in clauses (1) to (3), (5) or (6); provided, however, that the aggregate principal amount of Indebtedness secured thereby and not otherwise authorized by clauses (1) to (3), (5) or (6), shall not exceed the aggregate principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement, or refunding, so secured at the time of such extension, renewal, replacement or refunding;

(12)    Liens on accounts receivable and related proceeds thereof arising in connection with a receivables financing and any Lien held by the purchaser of receivables derived from property or assets sold by the Company or any of its Subsidiaries and securing such receivables resulting from the exercise of any rights arising out of defaults on such receivables; provided that the aggregate amount of Indebtedness secured by all Liens pursuant to this clause (12) does not exceed $125 million;

(13)    Liens on customer leases of instruments and related proceeds thereof arising in connection with a customer leased instruments financing and any Lien held by the purchaser of customer leases securing such leases;

(14)    Liens in the favor of the Company or its Subsidiaries;

(15)    inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(16)    Liens for taxes, assessments and governmental charges or levies with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(17)    Liens imposed by law, such as materialmen’s, mechanics’, landlords’, bailees’, carriers’, warehousemen’s, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue for a period of more than 60 days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(18)    Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable or to secure the performance of statutory obligations, public regulatory obligations which are not delinquent, bid, surety and appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money), deposits with utility companies or insurance carriers in the ordinary course of business, and bankers’ liens or rights of setoff with respect to bank accounts;

(19)    Easements, rights of way and other non-monetary encumbrances on title to real property that do not render title to the priority encumbered thereby unmarketable or materially adversely affect the use of such property for its purposes as at the date of the indenture.

(20)    Liens in connection with legal proceedings so long as the proceeding is being contested in good faith or execution thereon is stayed.

(21)    Liens arising in connection with trade letters of credit issued to secure the purchase of inventory in the ordinary course of business of the Company and its Subsidiaries; provided that such Liens shall cover only the documents in respect of which such letters of credit were issued, the goods covered thereby and the insurance proceeds of such goods;

(22)    Security and other deposits made by the Company or any Subsidiary under the terms of any lease or sublease of property entered into by the Company or any such Subsidiary in the ordinary course of business;

(23)    Liens arising as a result of sales or discounts in the ordinary course of business by the Company or any Subsidiary of customer leases or other receivables for cash in an amount not less than the fair market value thereof (after taking into account customary reserves for losses, yield protections, fees and similar matters);

(24)    Voluntary Liens in favor of the Pension Benefit Guaranty Corporation (or any successor) arising in connection with any insufficiency resulting from the actions of, and with respect to any single employer plan or multiple employer plan of the Company or any of its affiliates, securing obligations not exceeding $75 million.

Notwithstanding the restrictions described above, the Company and its Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by Liens without equally and ratably securing the Notes then outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate amount of all outstanding Indebtedness secured by Liens so incurred, other than any Indebtedness secured by Liens permitted as described in clauses (1) through (24) above, and together with all outstanding Attributable Value of all sale and leaseback transactions permitted as described in Section 5.02 of this Supplemental Indenture does not exceed 15% of the Consolidated Net Tangible Assets of the Company.

Section 5.02. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, engage in any sale and leaseback transaction involving any Property unless either (1) the Company or its Subsidiaries would be entitled pursuant to the provisions described in clauses (1) through (24) of the second paragraph of Section 5.01 of this Supplemental Indenture to incur, issue, assume or guarantee indebtedness secured by a Lien on such Property without equally and ratably securing the Notes then outstanding or (2) the Company or such Subsidiary shall apply, or cause to be applied to the retirement of its secured debt within 120 days after the effective date of the sale and leaseback transaction, an amount not less than the greater of (i) the net proceeds (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such sale) of the sale of the Property leased pursuant to such arrangement or (ii) the Fair Market Value of the Property so leased. This restriction will not apply to a sale and leaseback transaction between the Company and a Subsidiary or between Subsidiaries or involving the taking back of a lease for a period of less than three years.

Notwithstanding the restrictions described above, the Company or any of its Subsidiaries may enter into a sale and leaseback transaction provided, that at the time of such transaction, after giving effect thereto, the Attributable Value thereof, together with all indebtedness secured by Liens permitted pursuant to Section 5.01 of this Supplemental Indenture other than all indebtedness secured by Liens permitted as described in clauses (1) through (24) of the second paragraph of Section 5.01 of this Supplemental Indenture and other than the Attributable Value of such sale and leaseback transactions permitted by the preceding paragraph, does not exceed 15% of Consolidated Net Tangible Assets of the Company.

Section 5.03. Company May Consolidate, Etc., Only on Certain Terms. The portion of the first paragraph immediately preceding clause (1) of Section 801 of the Base Indenture shall not apply to the Notes, and the following shall apply in lieu thereof:

“The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:”

Section 5.04. Events of Default. Section 501 of the Base Indenture shall not apply to the Notes. Each of the following events shall constitute an “Event of Default” with respect to a series of Notes:

(i) a default by the Company in the payment of the principal amount of or the Redemption Price with respect to any Note of the applicable series when such amount becomes due and payable;

(ii) a default in the payment of interest, which default continues for 30 days;

(iii) failure by the Company to comply with its obligations under Section 801 of the Base Indenture, as supplemented by Section 5.03 hereof;

(iii) failure by the Company to comply with its obligations under Sections 5.01 and 5.02 of this Supplemental Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes affected a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Company has cured such default or obtained a waiver pursuant to Section 513 of the Base Indenture with respect to such default within 60 days of receipt of such notice by the Company;

(iv) failure by the Company to comply with its other obligations under the Notes or this Supplemental Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes affected a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Company has cured such default or obtained a waiver pursuant to Section 513 of the Base Indenture with respect to such default within 90 days of receipt of such notice by the Company;

(v) a failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any indebtedness for money borrowed by the Company or any of its Subsidiaries having an aggregate principal amount outstanding of at least $50 million, if in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such acceleration has not been rescinded or annulled, in each case within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes affected a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(vi) any final and non-appealable judgment or decree for the payment of money in excess (net of any amount covered by insurance) of $50.0 million against the Company or any Subsidiary if it is not discharged, waived, satisfied or stayed and remains outstanding for a period of 60 consecutive days;

(vii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(viii) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator other similar official of the Company or any Significant Subsidiary or of any substantial part of its respective property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

Section 5.05. Maintenance of Office or Agency. In accordance with Section 1002 of the Base Indenture, the Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemptions or repurchase (“Paying Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in Wells Fargo Bank, National Association, Corporate Trust Operations, 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479.

Section 5.06. Reports by the Company. The first sentence of Section 704 of the Base Indenture shall not apply to the Notes, and the following sentence shall apply in lieu thereof:

“The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act, provided that any such information, documents or reports required to be filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed by the Company with the Commission.”

ARTICLE 6

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures with Consent of Holders. The terms of this Supplemental Indenture may be modified as set forth in Article IX of the Base Indenture, provided that no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby reduce the Redemption Price of any Note.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Sinking Funds. Article XII of the Base Indenture shall have no application. The Notes shall not have the benefit of a sinking fund.

Section 7.02. Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 7.03. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 7.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

BECKMAN COULTER, INC., as Issuer

By:	/s/ Charles P. Slacik
Name: Charles P. Slacik
Title: Senior vice President and Chief Financial Officer

Attest:	/s/ Patricia Stout
Name: Patricia Stout
Title: Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name: Maddy Hall
Title: Vice President

Attest:	/s/ Grace Yang
Name: Grace Yang
Title: Vice President

EXHIBIT A-1

FORM OF 2015 NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

BECKMAN COULTER, INC.

6% Notes due 2015

No. 1	CUSIP No.: 075811AE9
ISIN No.: US075811AE96

$250,000,000

BECKMAN COULTER, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of TWO HUNDRED FIFTY MILLION UNITED STATES DOLLARS on June 1, 2015.

Interest Payment Dates: June 1 and December 1 (each, an “Interest Payment Date”), commencing on December 1, 2009.

Interest Record Dates: May 15 and November 15 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

BECKMAN COULTER, INC.

By:
Name:
Title:

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: May 21, 2009

Wells Fargo Bank, N. A., as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

BECKMAN COULTER, INC.

6% Senior Notes due 2015

1. Interest.

Beckman Coulter, Inc. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from May 21, 2009. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2009. If any Interest Payment Date or the Stated Maturity of the Notes is not a Business Day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity and no further interest will accrue as a result of such delay. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Paying Agent.

Initially, Wells Fargo Bank, N.A. (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3. Indenture; Defined Terms.

This Note is one of the 6% Senior Notes due 2015 (the “Notes”) issued under the Senior Indenture dated as of April 25, 2001 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Third Supplemental Indenture dated as of May 21, 2009, the “Indenture”) by and between the Issuer and the Trustee, as successor trustee. This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $2,000 and multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part.

5. Amendment; Modification; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

6. Optional Redemption.

The Issuer may redeem the Notes in whole or in part, at its option, at any time or from time to time prior to maturity on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes (the “Redemption Date”). The redemption price will be equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus, in either case, accrued interest thereon to, but not including, the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a Redemption Date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Issuer shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes are to be redeemed, the Depositary shall select the Notes to be redeemed in accordance with its operational arrangements. If the Notes are not Global Notes held by the Depositary, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided, however that in no event, shall Notes of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed; provided, however, that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above, shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

7. Special Mandatory Redemption

If, for any reason, (i) the Issuer’s proposed acquisition of the diagnostic systems portion of Olympus Corporation’s life sciences business is not consummated on or prior to January 30, 2010 or (ii) the master purchase agreement dated as of February 27, 2009, between Olympus Corporation, as the seller, and the Issuer, as the purchaser, as amended from time to time (the “Master Purchase Agreement”), is terminated on or prior to January 30, 2010, the Issuer shall redeem all of the Notes on the earlier to occur of (1) January 30, 2010 if the proposed acquisition of the diagnostic systems portion of Olympus Corporation’s life sciences business has not been completed on or prior to January 30, 2010 or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Master Purchase Agreement (the “Special Mandatory Redemption Date”) at 101% of the aggregate principal amount of the Outstanding Notes together with accrued and unpaid interest, if any, from May 21, 2009 to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). Notice of a special mandatory redemption will be mailed promptly after the occurrence of the event triggering such redemption to the registered address of each Holder of Notes. If funds sufficient to pay the Special Mandatory Redemption Price of all of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Notes shall terminate.

8. Offer to Repurchase Upon Change of Control

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Issuer shall have exercised its right pursuant to Section 6 hereof to redeem the Notes or shall have mailed notice of a special mandatory redemption of the Notes pursuant to Section 7 hereof, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to $2,000 or any multiple of

$1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Supplemental Indenture and in the Notes. In the Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event with respect to the Notes or, at the option of the Issuer, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer shall mail a notice to Holders of Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the

Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default arising as a result of a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Issuer shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

9. Defaults and Remedies.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Outstanding Securities of any series to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

If an Event of Default is continuing with respect to all Outstanding Securities, the Holders of a majority in principal amount of all the Outstanding Securities, considered as one class, shall have the right to make such direction, and not the Holders of Securities of any one series.

10. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

11. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

13. Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                  agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ________________   Your Signature:   _____________________

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL

To: Beckman Coulter, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Beckman Coulter, Inc. (the “Issuer”) as to the occurrence of a Change of Control Triggering Event with respect to the Issuer and hereby directs the Issuer to pay, or cause the Trustee to pay,                              an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (which is $2,000 principal amount or a multiple of $1,000 in excess thereof) below designated, to be repurchased plus interest accrued to, but excluding, the repurchase date, except as provided in the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $2,000 or a multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:
Authorized Signatory

EXHIBIT A-2

FORM OF 2019 NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

BECKMAN COULTER, INC.

7% Notes due 2019

No. 1	CUSIP No.: 075811AF6
ISIN No.: US075811AF61

$250,000,000

BECKMAN COULTER, INC., a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of TWO HUNDRED FIFTY MILLION UNITED STATES DOLLARS on June 1, 2019.

Interest Payment Dates: June 1 and December 1 (each, an “Interest Payment Date”), commencing on December 1, 2009.

Interest Record Dates: May 15 and November 15 (each, a “Regular Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

BECKMAN COULTER, INC.

By:
Name:
Title:

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: May 21, 2009

Wells Fargo Bank, N. A., as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

BECKMAN COULTER, INC.

7% Senior Notes due 2019

1. Interest.

Beckman Coulter, Inc. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum described above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid; or, if no interest has been paid, from May 21, 2009. Interest on this Note will be paid to but excluding the relevant Interest Payment Date or on such earlier date as the principal amount shall become due in accordance with the provisions hereof. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 1, 2009. If any Interest Payment Date or the Stated Maturity of the Notes is not a Business Day, then the related payment of interest or principal payable, as applicable, on such date will be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity and no further interest will accrue as a result of such delay. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Paying Agent.

Initially, Wells Fargo Bank, N.A. (the “Trustee”) will act as paying agent. The Issuer may change any paying agent without notice to the Holders.

3. Indenture; Defined Terms.

This Note is one of the 7% Senior Notes due 2019 (the “Notes”) issued under the Senior Indenture dated as of April 25, 2001 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as amended, modified and supplemented by the Third Supplemental Indenture dated as of May 21, 2009, the “Indenture”) by and between the Issuer and the Trustee, as successor trustee. This Note is a “Security” and the Notes are “Securities” under the Indenture.

For purposes of this Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”) as in effect on the date on which the Indenture was qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

4. Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of $2,000 and multiples of $1,000 thereafter. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of fifteen (15) days before the mailing of a notice of redemption, nor need the Issuer register the transfer or exchange of any Note selected for redemption in whole or in part.

5. Amendment; Modification; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

6. Optional Redemption.

The Issuer may redeem the Notes in whole or in part, at its option, at any time or from time to time prior to maturity on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes (the “Redemption Date”). The redemption price will be equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; or

(ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus, in either case, accrued interest thereon to, but not including, the Redemption Date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a Redemption Date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

On and after the Redemption Date for the Notes, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Issuer defaults in the payment of the Redemption Price and accrued interest, if any. On or before the Redemption Date for the Notes, the Issuer shall deposit with the Trustee or a Paying Agent, funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes are to be redeemed, the Depositary shall select the Notes to be redeemed in accordance with its operational arrangements. If the Notes are not Global Notes held by the Depositary, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided, however that in no event, shall Notes of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed; provided, however, that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall state the Redemption Price (if known) or the formula pursuant to which the Redemption Price is to be determined if the Redemption Price cannot be determined at the time the notice is given. If the Redemption Price cannot be determined at the time such notice is to be given, the actual Redemption Price, calculated as described above, shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

7. Special Mandatory Redemption

If, for any reason, (i) the Issuer’s proposed acquisition of the diagnostic systems portion of Olympus Corporation’s life sciences business is not consummated on or prior to January 30, 2010 or (ii) the master purchase agreement dated as of February 27, 2009, between Olympus Corporation, as the seller, and the Issuer, as the purchaser, as amended from time to time (the “Master Purchase Agreement”), is terminated on or prior to January 30, 2010, the Issuer shall redeem all of the Notes on the earlier to occur of (1) January 30, 2010 if the proposed acquisition of the diagnostic systems portion of Olympus Corporation’s life sciences business has not been completed on or prior to January 30, 2010 or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Master Purchase Agreement (the “Special Mandatory Redemption Date”) at 101% of the aggregate principal amount of the Outstanding Notes together with accrued and unpaid interest, if any, from May 21, 2009 to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). Notice of a special mandatory redemption will be mailed promptly after the occurrence of the event triggering such redemption to the registered address of each Holder of Notes. If funds sufficient to pay the Special Mandatory Redemption Price of all of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a Paying Agent or the Trustee on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under the Notes shall terminate.

8. Offer to Repurchase Upon Change of Control

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Issuer shall have exercised its right pursuant to Section 6 hereof to redeem the Notes or shall have mailed notice of a special mandatory redemption of the Notes pursuant to Section 7 hereof, the Issuer shall be required to make an offer (the “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to $2,000 or any multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Supplemental Indenture and in the Notes. In the Change of Control Offer, the

Issuer shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event with respect to the Notes or, at the option of the Issuer, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer shall mail a notice to Holders of Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default arising as a result of a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Issuer shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

9. Defaults and Remedies.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Outstanding Securities of any series to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series.

If an Event of Default is continuing with respect to all Outstanding Securities, the Holders of a majority in principal amount of all the Outstanding Securities, considered as one class, shall have the right to make such direction, and not the Holders of Securities of any one series.

10. Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

11. Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

13. Governing Law.

The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                          agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  ________________  Your Signature:  _____________________

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL

To: Beckman Coulter, Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Beckman Coulter, Inc. (the “Issuer”) as to the occurrence of a Change of Control Triggering Event with respect to the Issuer and hereby directs the Issuer to pay, or cause the Trustee to pay,                                      an amount in cash equal to 101% of the aggregate principal amount of the Notes, or the portion thereof (which is $2,000 principal amount or a multiple of $1,000 in excess thereof) below designated, to be repurchased plus interest accrued to, but excluding, the repurchase date, except as provided in the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $2,000 or a multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:
Authorized Signatory